Exhibit 10.3

ORTHOPEDIATRICS CORP.

2017 INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD GRANT NOTICE

OrthoPediatrics Corp., a Delaware corporation, (the “Company”), pursuant to the OrthoPediatrics Corp. 2017 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Holder”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s common stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including, without limitation, the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Holder:	[_________________________________________]
Grant Date:	[_________________________________________]
Total Number of Shares of Restricted Stock:	[______________________] Shares
Vesting Commencement Date:	[_________________________________________]
Vesting Schedule:	[_________________________________________]
Termination:	If Holder experiences a Termination of Service prior to the applicable vesting date, any portion of the Award (and the Shares subject thereto) that has not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by Holder, and Holder’s rights in such portion of the Award and any Shares subject thereto shall thereupon lapse and expire.

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Holder has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. In addition, by signing below, Holder also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.2(d) of the Agreement by (i) withholding Shares otherwise issuable to Holder upon vesting of the shares of Restricted Stock, (ii) instructing a broker on Holder’s behalf to sell Shares otherwise issuable to Holder upon vesting of the shares of Restricted Stock and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.2(d) of the Agreement or the Plan. If Holder is married or part of a registered domestic partnership, his or her spouse or domestic partner has signed the Consent of Spouse or Registered Domestic Partner attached to this Grant Notice as Exhibit B.

ORTHOPEDIATRICS CORP.: Holder:	HOLDER:

By:	By:
Print Name:	Print Name:
Title:

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EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, OrthoPediatrics Corp., a Delaware corporation (the “Company”), has granted to Holder the number of shares of Restricted Stock (the “Shares”) under the OrthoPediatrics Corp. 2017 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

ARTICLE I.
general

1.1               Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
award of restricted stock

2.1               Award of Restricted Stock.

(a)                Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Holder an award of Restricted Stock (the “Award”) under the Plan in consideration of Holder’s past and/or continued employment with or service to the Company or any affiliate, and for other good and valuable consideration. The number of Shares subject to the Award is set forth in the Grant Notice.

(b)                Book Entry Form; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of Holder in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 2.2(b) and (d) hereof, the Company shall remove such notations on any such vested Shares in accordance with Section 2.1(e) below; or (ii) certificated form pursuant to the terms of Sections 2.1(c), (d) and (e) below.

(c)                Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the Shares have thereby become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN ORTHOPEDIATRICS CORP. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

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(d)                Escrow. The Company or such other escrow holder as the Administrator may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event, Holder shall not retain physical custody of any certificates representing unvested Shares issued to him or her. Holder, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Holder’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e)                Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to Holder a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 11.2 of the Plan). Holder (or the beneficiary or personal representative of Holder in the event of Holder’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2               Restrictions.

(a)                Forfeiture. Notwithstanding any contrary provision of this Agreement, upon Holder’s Termination of Service for any or no reason, any portion of the Award (and the Shares subject thereto) which has not vested prior to or in connection with such Termination of Service (after taking into consideration any accelerated vesting and lapsing of Restrictions which may occur in connection with such Termination of Service, if any) shall thereupon be forfeited immediately and without any further action by the Company, and Holder’s rights in any Shares and such portion of the Award shall thereupon lapse and expire. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.3 hereof and the exposure to forfeiture set forth in this Section 2.2(a).

(b)                Vesting and Lapse of Restrictions. Subject to Section 2.2(a) above and Section 2.2(c) below, the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).

(c)                Accelerated Vesting. Subject to Section 2.2(a) above, in the event Holder incurs a Termination of Service (i) due to Holder’s death or disability, (ii) without Cause or (iii) if Holder is a party to a written employment or similar agreement with the Company (or any Subsidiary) in which the term “Good Reason” is defined, then for Good Reason (as such term is defined in the applicable written employment or similar agreement), the Award shall vest and the Restrictions shall lapse with respect to one-hundred percent (100%) of the Shares subject to the Award.

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As used in this Agreement, “Cause” means (i) an act or omission by Holder that constitutes deliberate or willful misconduct, a breach of fiduciary trust for the purpose of gaining a personal profit, or a violation of any law, rule or regulation; (ii) an act or omission by Holder that materially and adversely affects the best interests of the Company or any affiliate; (iii) an act or omission by Holder that, under the circumstances, would make it unreasonable to expect the Company to continue to employ or engage Holder, including without limitation, (x) the commission of any crime (other than minor vehicular violations), (y) the commission or attempted commission of any act of fraud, embezzlement, neglect or negligence in the performance of Holder’s duties or (iii) any act of malfeasance, substance abuse, sexual harassment, discrimination, or moral turpitude that, in Holder’s reasonable judgment, reflects adversely on the reputation of the Company or its affiliates; (iv) Holder’s material breach of any provision of any written employment or similar agreement with the Company (or any Subsidiary); or (v) Holder’s willful and continued failure to substantially perform Holder’s duties if such failure continues for a period of thirty (30) calendar days after the Company delivers to Holder a written demand for substantial performance, specifically identifying in such written demand the manner in which Holder has not substantially performed Holder’s duties. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Subsidiary) to discharge or dismiss Holder or any other person in the service of the Company (or any Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause. Notwithstanding the foregoing, if Holder is a party to a written employment or similar agreement with the Company (or any Subsidiary) in which the term “Cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or similar agreement.

(d)                Tax Withholding. As set forth in Section 11.2 of the Plan, the Company shall have the authority and the right to deduct or withhold from the Restricted Stock or other compensation, or to require Holder to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Award. The Company shall not be obligated to deliver any new certificate representing Shares to Holder or Holder’s legal representative or enter such Shares in book entry form unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Holder resulting from the grant or vesting of the Award or the issuance of Shares.

(e)                Conditions to Delivery of Shares. To ensure compliance with the Restrictions, the provisions of the charter documents of the Company, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Stock. The Company shall notify the transfer agent as and when the Restrictions lapse.

2.3               Consideration to the Company. In consideration of the grant of the Award pursuant hereto, Holder agrees to render faithful and efficient services to the Company or any affiliate.

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ARTICLE III.
other provisions

3.1               Section 83(b) Election. If Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which Holder would otherwise be taxable under Section 83(a) of the Code, Holder hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.2               Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Award.

3.3               Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan; provided, however, that notwithstanding this Section 3.3, with the consent of the Administrator, the Shares may be transferred to one or more Permitted Transferees, subject to and in accordance with Section 11.3 of the Plan.

3.4               Rights as Stockholder. Except as otherwise provided herein or in the Plan, upon the Grant Date, Holder shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights in respect of the Shares subject to the Award and deliverable hereunder.

3.5               Tax Consultation. Holder understands that Holder may suffer adverse tax consequences in connection with the Restricted Stock granted pursuant to this Agreement (and the Shares issuable with respect thereto). Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the Restricted Stock and that Holder is not relying on the Company for any tax advice.

3.6               Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, may determine. Holder acknowledges that the Restricted Stock is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan.

3.7               Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the General Counsel of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

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3.8               Holder’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, Holder shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.9               Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.10           Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement without regard to conflicts of laws thereof or of any other jurisdiction.

3.11           Conformity to Securities Laws. Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.12           Amendment, Suspension and Termination. This Agreement may be amended in a writing signed by Holder and a duly authorized representative of the Company. In addition, to the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Holder.

3.13           Successors and Assigns. The Company or any affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its affiliates. Subject to the restrictions on transfer set forth in Section 3.3 hereof, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.14           Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.15           Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue to serve as an Employee or other service provider of the Company or any of its affiliates or shall interfere with or restrict in any way the rights of the Company and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate and Holder.

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3.16           Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its affiliates and Holder with respect to the subject matter hereof.

3.17           Limitation on Holder’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Holder shall have only the rights of a general unsecured creditor of the Company and its affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

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EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE OR REGISTERED DOMESTIC PARTNER

I, _______________, spouse or domestic partner of _______________, have read and approve the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse or Registered Domestic Partner is attached and the Restricted Stock Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse or domestic partner the shares of the common stock of OrthoPediatrics Corp. set forth in the Grant Notice, I hereby appoint my spouse or domestic partner as my attorney-in-fact in respect of the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of OrthoPediatrics Corp. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse or Domestic Partner

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